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                                                                    EXHIBIT 21.1

    Set forth below is a list of MEDIQ Incorporated's subsidiaries as of October 1, 1999, with their respective states of incorporation, names under which they do business and the percentage of their voting securities owned by the Company as of such date.

                                                                 STATE OF       PERCENTAGE OF
NAME                                                           INCORPORATION      OWNERSHIP
----                                                          ---------------   -------------
MEDIQ/PRN Life Support Services, Inc........................        DE            100
American Cardiovascular Imaging Labs, Inc.(1)...............        PA            100
MDTC Haddon, Inc.(2)........................................        DE            100
MEDIQ Diagnostic Centers, Inc.(4)...........................        DE            100
MEDIQ Diagnostic Centers-I, Inc.(2).........................        DE            100
MEDIQ Imaging Services, Inc.(3).............................        DE            100
MEDIQ Investment Services, Inc.(3)..........................        DE            100
MEDIQ Management Services, Inc.(3)..........................        DE            100
MEDIQ Mobile X-Ray Services, Inc.(3)........................        DE            100
MEDIQ/PRN Canada, Inc.(3)...................................  Ontario, Canada     100
Value-Med Products, Inc.(3).................................        NJ            100

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(1) Subsidiary of MEDIQ, Imaging Services, Inc.

(2) Subsidiary of MEDIQ Diagnostic Centers, Inc.

(3) Subsidiary of MEDIQ/PRN Life Support Services, Inc.

(4) Subsidiary of MEDIQ Management Services, Inc.